UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT

Prenetics Global Limited
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (IRS Employer Identification No.)

Unit 701-706, K11 Atelier King’s Road 728 King’s Road, Quarry Bay Hong Kong (Address of principal executive offices)	Not Applicable (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A registration statement file number to which this form relates: 333-260928

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Class A ordinary shares, par value $0.0001 per share, of Prenetics Global Limited (the “Class A Ordinary Shares”) and warrants to purchase Class A Ordinary Shares (the “Warrants”). The description of the Class A Ordinary Shares and Warrants contained under the heading “Description of PubCo Securities” in the proxy statement/prospectus forming a part of the Registration Statement on Form F-4, as originally filed with the Securities and Exchange Commission on September 30, 2021, as amended from time to time (Registration No. 333-260928) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

The Class A Ordinary Shares and the Warrants to be registered hereunder have been approved for listing on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “PRE” and “PRENW”, respectively.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Prenetics Global Limited

Dated: May 17, 2022	By:	/s/ Danny Sheng Wu Yeung
		Name:	Danny Sheng Wu Yeung
		Title:	Chief Executive Officer